EXHIBIT 99.3

                              AMENDED AND RESTATED
                       EMPLOYMENT AND CONSULTING AGREEMENT

         This Employment and Consulting Agreement (the "Agreement"), which is amended and restated as of December 12, 2007, was originally entered into as of January 1, 2004 (the "Effective Date"), by and between Thomas Viertel, residing at 333 West 56th Street, Apt. 11H, New York, New York 10019 ("Executive") and PRESIDENTIAL REALTY CORPORATION, a Delaware corporation having offices at 180 South Broadway, White Plains, New York 10605 (the "Company") and subsequently amended as of January 3, 2006;

                              W I T N E S S E T H:
        WHEREAS, Company is desirous of employing Executive as its Executive Vice President and Chief Financial Officer; and

        WHEREAS, Executive desires to render such services to Company.

        NOW, THEREFORE, in consideration of the premises and the mutual covenants herein set forth, the parties hereto agree as follows:

        1. Employment. Company hereby employs Executive as its Executive Vice President, Chief Financial Officer and Executive hereby accepts such employment, upon the terms and conditions hereinafter set forth.

        2. Duties.

           (a) In his capacity as Executive Vice President and Chief Financial Officer of Company during the Employment Term, the Executive shall perform for Company the executive, administrative and technical duties customarily associated with such positions, as well as such other duties reasonably consistent therewith as may be reasonably assigned to Executive from time to time by the President or the Board of Directors of Company; provided, however, that the duties assigned shall be of a character and dignity appropriate to a senior executive of a corporation and consistent with Executive's experience, education and background.

           (b) Except as otherwise set forth in this paragraph, during the Employment Term the (i) Executive shall devote his full time and efforts during normal business days and hours to the performance of this Agreement; and (ii) Executive shall not engage in the real estate business or in any other business which conflicts with or competes in any material way with the business of Company. Notwithstanding the foregoing, (x) Executive may devote reasonable time and efforts during normal business days and hours to the business of Scorpio Entertainment, Inc. and Scorpio Ventures, Inc. (collectively "Scorpio") pursuant to the Option/Shareholders Agreement dated November 14, 1991 among Employer, Scorpio, Steven Baruch, Thomas Viertel and Jeffrey F. Joseph, as modified by certain agreements dated as of August 1, 1996 between such parties (the "Option Agreement") and the Employment Agreement between Executive and Scorpio executed pursuant to the Option Agreement and (y) Executive may devote such time and efforts to winding up the business of Ivy Properties Ltd. and its affiliates (collectively, "Ivy") as Executive deems reasonably necessary, so long as the devotion of such time and effort does not conflict or interfere with Executive's performance of his duties as Executive Vice President and Chief Financial Officer of Company and in fact Executive does diligently perform his duties as Executive Vice President and Chief Financial Officer of Company to the satisfaction of the Board of Directors of Company. During the Term of this Agreement, Employer will permit Executive, at no cost to Executive, to utilize his office space to carry on the business of Scorpio to the extent permitted by this paragraph (b), provided, however, that Executive and/or Scorpio will pay, or reimburse Employer for, the direct costs for duplicating, telecopying, telephone and other business expenses used by Scorpio in a manner reasonably satisfactory to Employer.

           (c) During the Consulting Term, Executive will be engaged by Company as a consultant to render to Company such consulting services as may be reasonably assigned to him from time to time by the Board of Directors of Company, or by the Executive Committee of Company, provided that such services are of a type, dignity and nature appropriate to the former Executive Vice President and Chief Financial Officer of Company and further provided that: (i) such consulting services shall be required to be rendered by him only in White Plains, New York or such other location in the United States designated by Executive; (ii) Executive's inability to act as such consultant by reason of illness, disability or lack of capacity shall not be deemed a breach of this Agreement; and (iii) such services shall not be detrimental or injurious to Executive's health. It is further agreed that such services shall not require more than sixty (60) hours service during any month; that Executive's unavailability at any particular time shall not constitute a breach of this Agreement; such services may be rendered by telephone, mail or other means of communication; and that Executive's failure to render such services because of his absence from White Plains, New York or such other location in the United States designated by Executive shall not be deemed a breach of this Agreement.

        3. Term.

           (a) The employment term ("Employment Term") of this Agreement shall commence on the Effective Date and shall continue until the earliest of (i) three years after notice from Company to Executive terminating the Employment Term, (ii) Company ceasing to do business as a result of it having been finally declared bankrupt or insolvent by a court of competent jurisdiction in accordance with Treasury Regulation Section 1.409A-3(j)(4)(ix)(A) ("Bankruptcy"), (iii) December 31, 2011, or (iv) upon Executive providing a level of services that has permanently decreased to below twenty five percent (25%) of the average level of services performed over the immediately preceding twelve (12) months in accordance with Treasury Regulation Section 1.409A-1(h)(1)
(ii) (a "Separation from Service"). The consulting term ("Consulting Term") of this Agreement shall be the three-year period commencing on the termination of the Employment Term for any reason other than for cause, Executive's voluntary resignation pursuant to Section 11(f), Executive's death, Executive's Permanent Disability or Company's Bankruptcy. The Consulting Term shall terminate in the event of Executive's discharge for cause, voluntary resignation, death or Permanent Disability, or Company's Bankruptcy. The term ("Term") of this Agreement shall be for the full Employment Term and Consulting Term.

           (b) This Agreement may be terminated at any time by Company for "cause," as defined herein. For the purpose of this Agreement, termination of Executive's employment or engagement shall be deemed to have been for "cause" only if termination of his employment or engagement, as the case may be, shall have been the result of (i) the conviction of Executive of any crime constituting a felony or any other crime involving moral turpitude, (ii) Executive's willful refusal to follow a reasonable direction of the Board of Directors of Company after written notice that such continued refusal shall result in termination of his employment or engagement as a consultant, for cause; (iii) Executive's failure to fulfill his employment duties hereunder as is required by Section 2(b) above after written notice that such continued failure shall result in termination of his employment for cause; or (iv) Executive's failure to fulfill his consulting duties hereunder as is required by and subject to the provisions set forth in Section 2(c) above after written notice that such continued failure shall result in termination of his consulting services for cause.

           (c) This Agreement may also be terminated by Company as set forth in
 Section 11 or Section 13 below.

        4. Compensation and Fees.

           (a) During the Employment Term, Company shall pay to Executive in consideration of the services to be rendered hereunder compensation in the form of a salary:

              (i) for the period beginning on the Effective Date and ending on December 31, 2004, at the annual rate of Two Hundred One Thousand Four Hundred Thirty and 80/100 ($201,430.80) Dollars; and

              (ii) for the calendar year beginning on January 1, 2005, and for every calendar year thereafter commencing during the Employment Term of this Agreement, in an amount equal to the salary paid for the previous calendar year times the lesser of (i) 1.05 and (ii) the Cost of Living Adjustment Factor
(as hereinafter defined);

        The salary for all such periods shall be prorated if any partial calendar year is involved and shall be paid less appropriate deductions, if any, for federal, state and city income taxes, FICA contributions, N.Y.S. disability and any other deductions required by law.

        The Cost of Living Adjustment Factor as it is applied in calculating compensation payable to Executive for any period referred to above (and retirement compensation payable to Executive for any period described in Section 12 below) shall be the sum of (x) one (1) plus (y) a fraction (A) which has as its numerator the amount, if any, by which the Revised Consumer Price Index for Urban Wage Earners and Clerical Workers for the New York-Northern New Jersey area (1982-84=100), published by the U.S. Department of Labor Statistics (the "Index") for the last calendar month preceding the commencement of such period (which will be December in each case of annual salary described in this Section
4) (the "Increase Index Month") exceeds the Index for the calendar month occurring one year prior to the Increase Index Month (the "Base Index Month"), and (B) which has as its denominator the Index for the Base Index Month.

        In the event that the Index is converted to a different standard reference base or otherwise revised, the determination of increased compensation under this Section 4 and/or retirement compensation under Section 12 shall be made with the use of such conversion factor, formula or table for converting the Index as may be published by the Bureau of Labor Statistics or, if said Bureau shall not publish the same, then with the use of such conversion factor, formula or table as may be published by Prentice-Hall, Inc., or any other nationally recognized publisher of similar statistical information. If the Index ceases to be published, and there is no successor thereto, such other index as Executive and Company shall agree upon in writing shall be substituted for the Index. If Executive and Company are unable to agree as to such substituted index, such substituted index shall be that determined by arbitration in accordance with the procedures of the American Arbitration Association.

        In the event that the Index is not available for any month provided for above, the next available Index shall be used instead, and if the next available index is available following a payment for which an adjustment should have been, then a retroactive adjustment shall also be made.

              (iii) Executive's compensation shall be payable in equal installments in arrears, in the same frequency as other senior officers of Company are paid, but in any event not less frequent than twenty-six (26) bi-weekly installments.

           (b) As compensation for Executive's services during the Consulting Term, Company shall pay consulting fees at the annual rate of 50% of the salary which was in effect under Section 4(a)(ii) on the day preceding the commencement of the Consulting Term plus the Cost of Living Adjustment Factor as provided in Section 4(a)(ii), less any deductions required by law. Such fees shall be payable in equal installments in arrears, in the same frequency as senior officers of Company are paid, but in any event not less frequently than twenty-six (26) biweekly installments. Such fees for the second and third years of the Consulting Term shall likewise be adjusted for the Cost of Living Adjustment Factor as provided in Section 4(a)(ii).

        5. Indemnification. The Indemnification Agreements previously executed by Executive and Company shall remain in full force and effect during the Term of this Agreement including the Employment Term and the Consulting Term.

        6. Vacations. Executive shall be entitled during the Employment Term of this Agreement to four weeks vacation annually at full compensation.

        7. Fringe Benefits.

           (a) During the Employment Term of this Agreement, Executive shall be entitled to the extent permitted by applicable law and the applicable plans and agreements providing the benefits, at Company's expense, to participate in (a) the following benefit programs which Company now maintains for its employees:
(i) its Defined Benefit Pension Plan, (ii) its Section 125 cafeteria plan, (iii) its Section 401 (k) plan if any, (iv) its health insurance plan for employees only, (v) its disability insurance plan, and (vi) its group life insurance plan; and (b) all benefit programs that Company hereafter establishes and makes available to either employees in general or to other senior executive management (without intending to provide duplicate coverage to Executive if Company makes such available to both employees in general and to senior executive management).

           (b) During the Consulting Term Executive shall be entitled to the extent permitted by applicable law and the applicable plans and agreements providing the benefits, at Company's expense, to participate in the following benefit programs which Company now maintains to the extent available for its consultants: (i) its health insurance plans; (ii) its disability insurance plans; and (iii) its group life insurance plans.

           (c) If obtainable during the Term and at Executive's option and, if exercised, at Executive's sole cost and expense, Company shall include Executive's spouse and children under the health insurance plan maintained by Company for Executive.

           (d) In addition, during the Employment Term of this Agreement, (i) Company shall also pay for the premiums on Executive's existing life insurance policy up to a maximum of $12,075 per annum and (ii) Company shall pay and be responsible for all costs of ownership attributable to the automobile which Company currently owns and provides Executive for its use, and for any replacement automobile leased or purchased by Company pursuant to Section 9 below.

           (e) In addition, during the Term and subject to Executive providing proper documentation, Company shall reimburse Executive for reasonable travel, entertainment and other expenses incurred by Executive in providing services hereunder on behalf of Company, including pre-approved expenses during the Consulting Term.

           (f) Following any termination of the Employment Term, to the extent permitted by law and the party providing such benefits, Executive may, at his sole cost and expense, continue any fringe benefits, if obtainable, then being provided to Executive which are not provided by Company during the Consulting Term under (b) above.

        8. Bonus.

           (a) Subject to paragraph (b) of this Section 8, in addition to the compensation set forth above, Executive shall be entitled to a bonus payable with respect to each calendar year occurring during the Employment Term of this Agreement (for purposes of this Section 8 each a "Bonus Year") in an amount equal to 7.5% of the product of (i) the amount by which the Per Share Net Cash From Operations (as hereinafter defined) for such Bonus Year exceeds $.57 per share for calendar years 2004, 2005 and 2006, $.60 per share for calendar years 2007, 2008 and 2009, and $.63 per share for calendar years 2010 and 2011 to the extent any aforesaid year is a Bonus Year and (ii) the number of shares outstanding at the end of such Bonus Year. Notwithstanding the foregoing, the bonus in any Bonus Year shall not exceed 33 1/3% of the salary compensation set forth in Section 4 for such year (prorated if any partial year is involved or prorated through the date of any merger of Company or the sale or liquidation of all or substantially all of its assets, as the case may be). The term Per Share Net Cash from operations shall mean the Net Income for such Bonus Year (as shown on Company's Audited Financial Statements), with the following adjustments, divided by the number of shares outstanding at the end of such Bonus Year.

              (i) the addition back of any extraordinary deductions to income;

              (ii) the addition back of depreciation of non-rental property, depreciation on rental real estate and amortization of mortgage and organization costs;

              (iii) with respect to the sales of property and investments, including foreclosed property, recognized in any Bonus Year (x) there shall be deducted from net gain or loss, any discount or deferred gain, and (y) any depreciation taken on the sold property during the periods that it was owned by Company shall be added back before calculating the amount of the net loss or net gain.

              (iv) the subtraction of all "amortization of discounts on notes and fees" which are included in Net Income.

        The Compensation Committee of Company shall calculate the Per Share Net Cash from Operations in accordance with the formula set forth above, subject to such adjustments for extraordinary or unforeseen transactions, including but not limited to capital gains transactions, as in the reasonable judgment of the Compensation Committee are fair and equitable to Company and Executive. Said calculations shall be made with respect to any Bonus Year without regard to the bonus payable in accordance with this Agreement (or any other employment or similar Agreement with senior management) attributable to said year and/or attributable to a prior year or years but paid in said year.

        The bonus for any Bonus Year shall be paid no earlier than January 1st of the year following the Bonus Year and no later than December 31st of the year following the Bonus Year; provided, however, that if by March 15th of any year, the bonus for the prior Bonus Year has not been finally determined, then the bonus shall be estimated and an amount equal to the estimated bonus will be paid to Executive on March 15th and as soon as the actual bonus is finally determined, the parties will make an appropriate adjustment, which shall be paid on or before December 31st of the year following the Bonus Year.

        Notwithstanding any other provisions of this Agreement, but subject to paragraph (b) of thus Section 8, in the event of any changes in Company's outstanding common stock by reason of a stock dividend, recapitalization, merger, consolidation, reorganization, split up, extraordinary dividend, combination or exchange of shares, or the like, Company and Executive shall, if applicable, attempt in good faith to agree on appropriate adjustments to the bonus calculation referred to in this paragraph so as to substantially carry out the intention of this Agreement.

           (b) Notwithstanding anything in this Agreement to the contrary (i) Executive shall not be entitled to a bonus on account of (w) any period following the expiration of the Employment Term of this Agreement as set forth in Section 3 above, (x) any Bonus Year in which his employment terminated pursuant to Section 11(f) below or in which his employment is terminated for cause, (y) any period following a merger of Company or the sale or liquidation of all or substantially all of its assets, or (z) any Bonus Year occurring after a Bonus Year or period described in clauses (w), (x) or (y) above, (whichever first occurs), and (ii) if this Agreement is terminated by reason of the Executive's Permanent Disability or pursuant to Section 11(d), Executive's bonus for the Bonus Year in which such termination occurs shall be paid (x) to the extent provided in Section 11(b) as of the date on which compensation is no longer payable under said Sections 11(b) and (y) in the case of termination pursuant to Section 11(d) as of the end of the calendar year in which such notice of termination is given. In calculating Per Share Net Cash from Operations to any such date (if it is not the last day of a calendar year) the parties shall adjust (by projection to said date or as of said date, as the case may be) based on the Net Income for the period ending on March 31, June 30, September 30 or December 31 of such Bonus Year, whichever of said dates is closest to the date with respect to which the Bonus is calculated.

        9. Purchase of Replacement Automobile. During the Employment Term, upon the request of Executive made subsequent to (i) July 1, 2007, and (ii) thereafter, made subsequent to not less than 36 months from the previous request made by Executive pursuant to this Section 9, Company shall make available to Executive a new automobile for Executive's use, said automobile to be of a make and model reasonably acceptable to Executive. Said automobile shall, at Company's option, be either leased by Company or purchased by Company (title to remain in Company's name). With respect to the first such request made by Executive pursuant to this Section 9, the purchase price of said automobile (exclusive of taxes), regardless of whether said automobile is purchased or leased by Company, shall not exceed $47,000; provided, however, that Executive may select a car costing more than $47,000 if Executive pays for the increased costs to purchase or lease such automobile. With respect to any subsequent request made by Executive pursuant to this Section 9, the aforesaid figure of $47,000 shall be increased to $50,000, subject to such other reasonable increases as Company's Compensation Committee may approve. Company shall be responsible for all costs of ownership attributable to said vehicle, including but not limited to insurance, gas, oil, maintenance, repairs, etc. On the termination of the Employment Term and Executive's employment as an employee, if Company has purchased the vehicle, Executive may at any time within three
(3) weeks following the effective date of termination, purchase the vehicle from Company at a price equal to the then "blue book" value of the vehicle times a fraction, the numerator of which is the amount paid for said vehicle by Company, including sales tax, "dealer prep", etc., but excluding any contributions made by Executive, and the denominator of which is the amount (the "Total Purchase Price") paid for said vehicle, including sales tax, "dealer prep", etc. and any contributions made by Executive. In the event Executive does not timely purchase the vehicle and Executive has made any contributions towards the purchase thereof, if Company desires to retain ownership of the vehicle Company shall, within three weeks following the earlier of (i) the expiration of the aforementioned three (3) week period, or (ii) receipt of notice from Executive that he shall not purchase said vehicle, pay to Executive the "blue book value" of the vehicle, times a fraction, the numerator of which is the amount contributed towards the purchase of said vehicle by Executive and the denominator of which is the Total Purchase Price. If (i) Executive does not timely purchase the vehicle, and (ii) Company does not desire to retain ownership and Executive has contributed towards the purchase thereof, Company shall promptly sell the vehicle and the parties shall divide the actual net sales proceeds (after sales taxes and advertising costs, if any), with Executive receiving a fraction (being the same fraction described in the immediately preceding sentence) thereof and Company receiving the balance. Executive agrees that on Company providing the Executive with a new automobile pursuant to this
Section 9, the automobile then owned or leased by Company and theretofore utilized by Executive, and for which Company pays the expenses pursuant to
Section 7 above, may be retained or sold by Company and Executive shall have no interest therein.

        10. [Reserved.]

        11. Termination; Termination Benefits. The Employment Term and/or the Consulting Term hereunder shall be terminated as follows:

           (a) The Employment Term and the Consulting Term, as the case may be, shall terminate as provided in Section 3(a) of this Agreement.

           (b) The Employment Term and the Consulting Term, as the case may be, shall terminate upon Executive's death or Executive's Permanent Disability. The term "Permanent Disability" shall mean Executive is either (i) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months or
(ii) Executive is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan of Company.

              (i) If the Term is terminated during the Employment Term because of Executive's Permanent Disability, Company shall pay, when the same would otherwise have been payable in accordance with this Agreement, to Executive or his representative, until thirty-six (36) months after the date of determination of Executive's Permanent Disability (unless a shorter period is set forth herein) the following payments and or benefits: (i) Executive's salary described in Section 4 above, as then in effect, less any disability benefits payable to Executive from policies maintained by Company, (ii) the bonus described in
Section 8 above, subject to paragraph (b) thereof, plus (iii) Executive's fringe benefits as described in Section 7 (but not as described in Section 9 if the automobile in question had not yet been delivered to Executive as of the date of determination by the Board), until that day which is the last day of Executive's second taxable year following the taxable year of Executive in which the Employment Term is terminated due to Executive's Permanent Disability, provided that the period during which the reimbursements for such fringe benefits must be paid may not extend beyond the third taxable year of Executive following the taxable year in which such termination occurred; further provided, however, that subsequent to that day which is six (6) months after the date of determination of Executive's Permanent Disability, the payments set forth in subparagraphs (i) and (ii) above shall be reduced to 50% of such amounts, less 100% of any disability payments payable to Executive from policies maintained by Company. The above provisions of this Section 11(b) shall not apply to the Consulting Term and if the Consulting Term is terminated because of Executive's Permanent Disability, Company's only obligation shall be payment of Executive's consulting fees pursuant to Section 4(b) through the date of termination of the Consulting Term.

              (ii) If the Employment Term is terminated because of Executive's death, Company shall pay, when the same would otherwise have been payable in accordance with this Agreement, to Executive's beneficiary or beneficiaries designated in writing to Company, or to Executive's estate in the absence or lapse of such designation, (i) Executive's salary described in Section 4 above, as then in effect and (ii) the bonus described in Section 8 above, (again subject to paragraph (b) of Section 8 with respect to any payment pursuant to said Section 8), in each case for a period of one (1) year following Executive's death, whether or not the term of employment would have terminated pursuant to
Section 3(a) prior to the end of such one (1) year period.

              (iii) Notwithstanding the foregoing, if the Employment Term is terminated for reasons specified above in Section 11(b) prior to the commencement of the Consulting Term there will be no Consulting Term, and if the Consulting Term is terminated because of Executive's death, Company's only obligation shall be payment of Executive's consulting fees pursuant to Section 4(b) through the date of termination of the Consulting Term.

           (c) Executive's employment being terminated by the Board "for cause" pursuant to Section 3(b) of this Agreement or by reason of Company's Bankruptcy. If Executive's employment is terminated during the Employment Term for cause or by reason of Company's Bankruptcy, there will be no Consulting Term and Company's only obligation to Executive shall be payment of Executive's salary as described in Section 4 above and fringe benefits as described in Section 7 above (but not the bonus compensation set forth in Section 8 above for any period in the year in which such termination occurs), as in effect at the date of termination, through the date of such termination. If Executive's retention as a consultant and the Consulting Term is terminated for cause or by reason of Company's Bankruptcy, Company's only obligation to Executive shall be payment of Executive's consulting fees pursuant to Section 4 above as in effect at the date of termination through the date of such termination. Any termination of Executive's employment or retention as a consultant under this Section 11(c) shall not affect Company's obligation to make the Retirement Payments set forth in Section 12(b) below.

           (d) Executive's employment may be terminated by the Company effective December 31 of any year occurring during the Employment Term of this Agreement, upon written notice to Executive given at any time prior to any such December 31 date, if the Board of the Directors of the Company in its sole discretion determines in good faith that Executive has not diligently performed his duties as Executive Vice President and Chief Financial Officer of the Company to the satisfaction of the Board of Directors. If Executive's employment is terminated pursuant to this paragraph (d) of Section 11, Executive shall be entitled to receive Executive's salary per Section 4 above and fringe benefits per Section 7 above but not per Section 9 above (unless the automobile described in said
Section 9 was delivered to Executive prior to said termination without cause), which he would but for such termination have received hereunder during or with respect to the period ending ninety (90) days after the end of the calendar year in which Executive's employment is terminated pursuant to this Section 11(d) (and at the times provided in Section 4 hereof in the case of compensation pursuant to said Section). Any termination of Executive's employment under this
Section 11(d) shall not affect the Employer's obligation to make the Retirement Payments set forth in Section 12(b) below.

           (e) Executive's employment being terminated by the Board "without cause". Termination "without cause" shall mean termination of the Employment Term on any basis other than those provided in paragraphs (a), (b), (c), (d) or
(f) of this Section 11. In addition, Executive may undertake a Separation from Service for "good reason" within six (6) months of the occurrence of any of the following without Executive's consent: (1) a material diminution in Executive's base salary; (2) a material diminution in Executive's authority, duties, or responsibilities; (3) the requirement that Executive report to a corporate officer or employee instead of reporting directly to the Board of Directors; (4) a material diminution in the budget over which Executive retains authority; (5) a material change in geographic location at which the Executive must perform the services; or (6) any other action or inaction that constitutes a material breach of the terms of this Agreement; provided, however, that "good reason" shall not exist unless Executive provides written notice to Company of the existence of any of the foregoing within ninety (90) days of its initial occurrence and Company fails to cure such "good reason" within thirty (30) days of notice from Executive. In the event Executive has a Separation from Service for "good reason" as set forth above or Executive is terminated "without cause", Executive shall be entitled to receive Executive's salary per Section 4 above, fringe benefits per Section 7 above but not per Section 9 above (unless the automobile described in said Section 9 was delivered to Executive prior to said termination without cause), and all other compensation (including the bonus compensation set forth in Section 8 above, without regard to the provisions of Section 8(b) above) which he would have received hereunder but for such separation or termination in respect of the unexpired portion of the Employment Term (disregarding the effect on the Employment Term of 3(a)(iv) above) (in the amounts and at the times provided in Sections 4 and 8 hereof in the case of compensation pursuant to said Sections). Any such notice shall also be deemed to constitute the three (3) year notice described in Section 3(a)(i) of this Agreement. Any termination of Executive's employment "without cause" or for "good reason" shall not affect Company's obligation to make the Retirement Payments set forth in Section 12(b) below. Such termination right "without cause" or for "good reason" shall not be applicable to or affect the Consulting Term except the Consulting Term shall commence on the day following Executive's Separation from Service.

           (f) Upon Executive voluntarily resigning his employment or consulting engagement hereunder. If Executive's employment or consulting engagement is terminated because Executive voluntarily resigns his employment or consulting engagement hereunder, Company's only obligation to Executive with respect to the Employment Term or Consulting Term, as the case may be, shall be the payment of Executive's salary or fees pursuant to Section 4 above and fringe benefits pursuant to Section 7 above (but not the bonus provided by Section 8 above) as in effect at the date of such termination through the effective date of such termination. Any termination resulting from Executive's voluntary resignation from his employment hereunder or consulting engagement shall not affect Company's obligation to make the Retirement Payments set forth in Section 12(b) below.

           (g) Executive has a Separation from Service as defined in Section 3
(a).

           (h) Notwithstanding anything in this Agreement to the contrary, Company shall delay the payment of any benefits payable under this Agreement to the extent necessary to comply with Section 409A(a)(2)(B)(i) of the Internal Revenue Code of 1986, as amended (the "Code") (relating to payments made to certain "specified employees" of certain publicly-traded companies) and in such event, any such amount to which Executive would otherwise be entitled during the six (6) month period immediately following Executive's Separation from Service will be paid on the first business day following the expiration of such six (6) month period.

        12. The Retirement Period.

           (a) The "Retirement Period" shall commence on the first day following Executive's Separation from Service. The Retirement Period shall end on the day of Executive's death.

           (b) Commencing in the fourth calendar year following the year that includes Executive's Separation from Service, Company agrees to pay to Executive, until the expiration of the Retirement Period, in equal monthly installments, the sum of $29,000 per annum (the "Retirement Payments"); provided, however, that the $29,000 annual payment shall be increased annually after the first full year of such payments to an amount equal to the product derived by multiplying the payment in what is then the immediately preceding year by the lesser of (i) one (1) plus 50% of the "fraction" forming a part of the definition of the Cost of Living Adjustment Factor (as heretofore defined) for the period in question, and (ii) 1.05.

           (c) Executive's right to receive the payments provided for in this
Section 12 (i) shall not be contestable by Company for any reason whatsoever and (ii) shall be in lieu of any right of Executive to receive retirement payments under any previous agreement with Company, except with respect to Company's Defined Benefit Plan, and Executive hereby waives and relinquishes any such rights.

           (d) During the Retirement Period Company shall, without duplication, maintain in full force and effect, Group Life policies and Major Medical and/or "medigap" policies, which (together with Medicare or other benefits which may otherwise then be available to Executive without cost to Executive), shall provide Executive with benefits substantially similar to those existing for senior employees of Company at the time of Executive's retirement. Executive shall continue to be responsible for any and all premiums attributable to Executive's spouse and children. The amount of the benefits provided (or the amounts eligible for reimbursement, as applicable) under this Section 12(d) during any taxable year of Executive may not affect the benefits to be provided in any other taxable year of Executive. To the extent Executive is reimbursed for expenses incurred to replicate the benefits provided by this Section 12(d), such reimbursement must be made on or before the last day of Executive's taxable year following the year in which the expense was incurred. In addition, the provision of benefits or the reimbursement of expenses incurred to replicate such benefits, shall, in all respects, be structured to comply with the provisions of Treasury Regulation Section 1.409A-3(i)(1)(iv).

        13. Entire Agreement; Amendment; Termination. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter contained herein: This Agreement may be amended, modified or supplemented only by written agreement of Company and Executive expressly setting forth the amendment. This Agreement amends, restates, supersedes, and replaces in its entirety that certain Employment Agreement dated as of January 1, 2004 by and between Executive and Company. Executive and Company agree that, notwithstanding any other provision of the Agreement, the Agreement may be terminated and liquidated to the extent provided in Treasury Regulation Sections 1-409A-3(j)(4)(ix) (A) (relating to terminations in connection with certain corporate dissolutions), (B) (relating to terminations in connection with certain change of control events), and (C) (relating to general terminations) (any such termination and liquidation, a "Liquidation"). In the event of a Liquidation, provided all the elements of the relevant regulations are met, the value of any unpaid compensation and benefits under the Agreement (determined in good faith by agreement of Company and Executive) shall be paid within the time frame permitted under the regulations. Executive and Company acknowledge that Executive and Company intend that the compensation arrangements set forth in this Agreement either are not governed by or are in compliance with Section 409A of the Code; however, owing to the uncertain application of Code Section 409A, Executive and Company agree to cooperate with one another, to the extent reasonably requested by the other party, to restructure any compensation set forth in this Agreement in a manner, if possible and without any increase in cost to Company, such that no earlier and/or additional taxes to Executive or Company or will arise under Code Section 409A.

        14. Waiver of Compliance. Any failure of either party to comply with any obligation, covenant, agreement or condition on its part contained herein may be expressly waived in writing by the other party, but such waiver or failure to insist upon strict compliance shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party, such consent shall be given in writing.

        15. Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed given if delivered by hand or five days after having been mailed, certified or registered mail with postage prepaid:

                  if to Company, to:

                  Presidential Realty Corporation
                  180 South Broadway
                  White Plains, New York 10605
                  Attention: Chairman of the Board of Directors

                  With a copy to:

                  Chairman, Compensation Committee

                  if to Executive, to:

                  Thomas Viertel
                  333 West 56th Street  Apt. 11H
                  New York, New York  10019

        16. Assignment. This Agreement shall inure to the benefit of Executive and Company and be binding upon the successors and general assigns of Company. Except as expressly provided herein, this Agreement and Executive's duties hereunder shall not be assigned or delegated.

        17. Invalid Provisions. If any provision hereof is held to be illegal, invalid or unenforceable under present or future laws effective during the Term hereof, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. In lieu of such illegal, invalid or unenforceable provision there shall be added automatically as a part hereof a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

        18. Applicable Law. This Agreement shall be construed and enforced in ccordance with the laws of the State of New York.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                               COMPANY:

                               PRESIDENTIAL REALTY CORPORATION

                               By:/s/ Robert E. Shapiro
                               ------------------------------------------------
                                  Name:  Robert E. Shapiro
                                  Title:  Chairman of the Board of Directors



                               EXECUTIVE:

                               /s/ Thomas Viertel
                               ------------------------------------------------
                               Thomas Viertel